UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21858	77-0056625
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

546 Flynn Road, Camarillo, California 93012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2009, Interlink Electronics, Inc. (the “Company”) entered into individual Redemption Agreements and Releases of Claims dated January 21, 2009 (the “Agreements”) with SRB Greenway Capital, L.P., SRB Greenway Capital Fund (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., SRB Greenway Opportunity Fund, L.P., SRB Greenway Opportunity Fund (QP), L.P., Potomac Capital Partners, L.P., Potomac Capital International, Ltd. and Pleiades Investment Partners-R, LP, (collectively the “Funds”), holders of 8% convertible notes (the “Notes”) and warrants issued by the Company.

The Agreements provide that the Company will redeem the Notes from the individual Funds and, in exchange, the Fund’s rights under Purchase Agreements dated July, 2007 and Registration Rights Agreements dated July, 2007 between the Company and the individual Funds are terminated and the Company is released from all claims of the Funds against the Company. The Agreements, therefore, settle as to the Funds the default alleged by other holders of the Notes that was discussed in the Company’s 8-K filed on December 23, 2008.

Pursuant to the Agreements, the Company paid $1,739,702.00 in principal and accrued interest to the Funds.

Item 1.02.	Termination of a Material Definitive Agreement.

As discussed above, when the Company entered into the Agreements, certain Purchase Agreements and Registration Rights Agreements dated July, 2007, which were described in the Company’s 8-K filed July 18, 2007, between the Company and the individual Funds were terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK ELECTRONICS, INC.

Date: January 28, 2009	By:	/s/ CHARLES C. BEST
Charles C. Best Chief Financial Officer